UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MATERIALISE NV

(Exact name of registrant as specified in its charter)

Kingdom of Belgium	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Technologielaan 15 3001 Leuven Belgium	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one Ordinary Share, no nominal value per share	The NASDAQ Stock Market LLC
Ordinary Shares, no nominal value per share*	The NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC. The American Depositary Shares represent Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-196734).

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-194982

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Materialise NV (the “Registrant”) hereby incorporates by reference the description of ordinary shares, no nominal value per share (“Ordinary Shares”), and American Depositary Shares, each representing one Ordinary Share, to be registered hereunder contained under the headings “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (File No. 333-194982) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Act that constitutes part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 20, 2014	MATERIALISE NV

	By:	/s/ Wilfried Vancraen
Name: Wilfried Vancraen
Title: Chief Executive Officer